Atlantic Gulf Communities Corporation Exhibit to the September 30, 1998
Form 10-Q

Exhibit (a) (21) Subsidiaries of the Company
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              SUBSIDIARIES OF ATLANTIC GULF COMMUNITIES CORPORATION
                 A DELAWARE CORPORATION - AS OF OCTOBER 29, 1998

AG-NTC, Inc. (Florida)
AG Sanctuary of Orlando, Inc. (Florida)
AG Title Corporation (Florida)
AGC CL Limited Partner, Inc.  (Florida)
AGC Homes, Inc. (Florida)
AGC Sanctuary Corporation (Florida)
AGC-SP, Inc. (Delaware)
AGC-SP4, Inc. (Florida)
AGC-SP5, Inc. (Florida)
Aspen Springs Ranch Acquisition Corp. (Colorado)
Aspen Springs Ranch Holding Company (Florida) -
 f/k/a A. G. Assisted Living, Inc.
Aspen Springs Ranch, Inc. (Colorado)
Atlantic Gulf Asia Holdings N.V. (Netherlands Antilles)
Atlantic Gulf C.C. Corp. (Florida) - f/k/a C.C. Village Development Corporation Atlantic Gulf Commercial Realty, Inc. (Florida)
Atlantic Gulf Communities Management Corporation (Florida)
Atlantic Gulf Communities Service Corporation (Florida)
Atlantic Gulf Development, Inc. (Florida)
Atlantic Gulf Engineering Company (Florida)
Atlantic Gulf of Tampa, Inc. (Florida)
Atlantic Gulf Realty, Inc. (Florida)
Atlantic Gulf Receivables Corporation (Florida)
Atlantic Gulf Utilities, Inc. (Florida)
Community Title Agency, Inc. (Florida)
Country Lakes Development Corporation (STOCK ISSUED TO COUNTRY LAKES, LP) Cumberland Cove, Inc. (Tennessee)
Environmental Quality Laboratory, Incorporated (Florida)
EQL Environmental Services, Inc. (Florida)
Five Star Homes, Inc. (Florida)
Fox Creek Development Corporation (Florida)
FRC Investments, Inc. (Florida)
GDV Financial  Corporation (Florida)
General Development Acceptance Corporation (Delaware)
General Development Air Service, Inc. (Florida)
General Development Commercial Credit Corp. (Florida)
General Development Headquarters Corp. (Florida)
General Development Resorts, Inc. (Florida)
General Development Sales Corporation (Florida)
General Development Service Corporation (Florida)
General Development Utilities, Inc, Inc. (Florida)
Grand Oaks Development Corporation (Florida)
Hunter Trace Development Corporation (Florida)
Lakeside Development of Orlando, Inc. (Florida)
Las Olas Tower at River Walk, Inc. - fka AGC-SP2, Inc.
Longwood Utilities, Inc. (Florida)
Maplewood Development Corporation (Florida)
Miramar Rock, Inc. (STOCK ISSUED TO SUNSET LAKES ASSOCIATES)
NT Development Corporation (STOCK ISSUED TO COUNTRY LAKES, LP)
Ocean Grove, Inc. (Florida)
Panther Creek Corp. (North Carolina)
Regency Island Dunes, Inc. (Florida)
Sabal Trace Development Corporation (Florida)

Saxon-DeBary, Inc. (Florida)

SUBSIDIARIES OF ATLANTIC GULF COMMUNITIES CORPORATION
A DELAWARE CORPORATION - AS OF  OCTOBER 29, 1998   (Continued)


Summerchase Development Corporation (Florida)
Sunset Lakes Development Corporation (Florida)
Town & Country II, Inc. (Florida)
Waterford-Orlando, Inc. (Florida) fka:  AGC-SP1, Inc.;
 fka Saxon Park  Development Corporation
West Bay Club Development Corporation (Florida)
 fka Estero Pointe Development Corporation
West Bay Holding Corporation (Florida)
West Bay Realty, Inc. (Florida)
West Frisco Development Corporation (Florida) - fka AGC-SP3, Inc.
Windsor Palms Corporation (Florida)
XYZ Insurance, Inc. (Florida)